UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3434 South County Road 1192 Midland, Texas 79706	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management
Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07.       Submission of Matters to a Vote of Security Holders

On or about December 3, 2014, STW Resources Holding Corp. (the “Company”) sent to its shareholders of record as of November 13, 2014 (the “Record Date”), a Consent Solicitation Statement on Schedule 14A to solicit shareholders’ consent to amend the Company’s articles of incorporation to increase its authorized capital stock from 51,666,667 shares to 201,666,667 shares, of which 191,666,667 will be common stock and 10,000,000 will be preferred stock (the “Increase of Authorized Capital Stock”). As of December 23, 2014, a total of 22,446,856 shares were voted via written consent, representing 80% of the 27,998,770 shares entitled to be voted as of the Record Date, pursuant to which the Company was authorized to amend its articles of incorporation to increase its authorized capital stock.

Pursuant to the aforementioned authority, the Company is filing a Certificate of Amendment to its Articles of Incorporation to effectuate the Increase of Authorized Capital Stock, to be effective on this same date or as soon as possible thereafter, with Nevada’s Secretary of State.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto.

Item 9.01.  Financial Statements and Exhibits

    (d)   Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2015	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO